                                                                    EXHIBIT 3



                                    FORM OF

                        REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT dated as of May 29, 1996 between INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "COMPANY"), and INTERWEST GROUP, INC., a Colorado corporation (the "STOCKHOLDER").

            Terms not otherwise defined herein have the meanings stated in the Share Exchange Agreement (as defined below).


                                  RECITALS

            A. The Company and the Stockholder have executed and delivered the Share Exchange Agreement dated as of May 29, 1996 (the "SHARE EXCHANGE AGREEMENT"), pursuant to which, among other things, (1) on the date hereof, the Stockholder is purchasing the Note from the Company and hereafter may, if the principal amount of and interest accrued on the Note shall not be paid in full at the maturity thereof (whether at stated maturity, on the date of any required prepayment or upon acceleration), acquire the Conversion Shares upon the conversion of the Note and (2) on the Second Closing Date, if the same shall occur, the Stockholder will acquire the Additional Shares from the Company. The Conversion Shares and the Additional Shares are collectively referred to as the "REGISTRABLE SHARES".

            B. The Company and the Stockholder desire to enter into this Agreement to provide for the registration under the Securities Act of the disposition of the Registrable Shares and certain other matters.

                                  AGREEMENT

            The parties agree as follows:

           SECTION 1.  REGISTRATION RIGHTS.

                  (a) From and after second anniversary of the First Closing Date on one or more occasions when the Company shall have received the written request of the Stockholder, any pledgee of Registrable Shares from the Stockholder or holders of at least 100,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in


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the Registerable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like) that shall have been acquired directly or indirectly from the Stockholder and to which rights under this Section 1(a) shall have been assigned pursuant to Section 11(a), in each case in a transaction or series of transactions not constituting a Rule 144 Transaction (as defined in Section 1(h)) (each such person, when requesting registration under this
Section 1(a) or under Section 1(b) and thereafter in connection with any such registration, being hereinafter referred to as a "REGISTERING STOCKHOLDER"), as expeditiously as practicable the Company shall register not less than 50,000 Registrable Shares (as such number may be adjusted) specified by the Registering Stockholder in a Registration Statement (as defined in Section 1(h)). If the requested registration pursuant to this Section 1(a) shall involve an underwritten offering, the Registering Stockholder initiating a request for registration of Registrable Shares pursuant to this Section 1(a) shall select (with the consent of the Company, not to be unreasonably withheld) the managing underwriter in connection with the offering and any additional investment bankers and managers to be used in connection with the offering. Notwithstanding anything to the contrary in the foregoing:

            (1) the Company shall not be required to prepare and file pursuant to this Section 1(a) more than five Registration Statements; PROVIDED that a Registration Statement shall be deemed not to have been prepared and filed if the same does not become effective; PROVIDED, FURTHER, that if 10% or more of the Registrable Shares requested to be registered by the Registering Stockholder initiating a request for registration of Registrable Shares pursuant to this Section 1(a) are excluded from any registration in accordance with Section 1(a)(2), there shall be provided one additional registration under this Section (1)(a)(1) in respect of each such exclusion; and

            (2) if a requested registration pursuant to this Section 1(a) shall involve an underwritten offering, and if the managing underwriter shall advise in writing the Company and the Registering Stockholders that, in its opinion, the number of Registrable Shares of any class proposed to be included in the registration (including securities of the Company which are proposed to be offered by persons other than Registering Stockholders) exceeds the number which would have an adverse effect on the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                  (A) FIRST, all Registrable Shares owned by Registering Stockholders and requested to be included in such registration (if necessary, allocated pro rata among all Registering Stockholders on the basis of the relative number of Registrable Shares each such Registering Stockholder has requested to be included in the registration); and

                  (B) SECOND, any other securities proposed to be included in the registration.


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                  (b)   From and after the first anniversary of the First
Closing Date, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, whether pursuant to Section 1(a) or otherwise, the Company shall give notice of such determination to each potential Registering Stockholder and each other person having rights with respect to the registration under the Securities Act of the disposition of securities of the Company (each such potential Registering Stockholder and each such other person, being hereinafter referred to as a "TRANSACTION REGISTERING STOCKHOLDER") about which the Company has knowledge;
it being understood that without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the registration statement such Registrable Shares (the "TRANSACTION REGISTRABLE SHARES"), as those persons shall specify by notice received by the Company not later than 30 days after the giving of the notice by the Company (each person so notifying the Company being hereinafter referred to as a "PIGGY-BACK STOCKHOLDER"). Notwithstanding anything in the foregoing to the contrary,

            (1) the Company shall not be required to include any shares owned by Piggy-Back Stockholders in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of the Company; and

            (2) if a registration pursuant to this Section 1(b) involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                  (A) FIRST, all securities proposed to be registered by the Company for its own account;

                  (B) SECOND, all securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder of a right to request the registration of securities of Common Stock in accordance with an agreement substantially similar to the provisions of Section 1(a);

                  (C) THIRD, all Transaction Registrable Shares requested to be included in the registration under Section 1(b) of this Agreement (if necessary, allocated pro rata among all requesting Transaction Registering Stockholders, on the basis of the relative number of Transaction Registrable Shares, each Transaction Registering Stockholder has requested to be included in the registration); and

                  (D) FOURTH, any other securities proposed to be registered by the Company other than for its own account, including, without limitation, securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder of any right in accordance with an agreement substantially similar to this
      Section 1(b);

PROVIDED, HOWEVER, that in no event will the number of Registrable Shares included in the Registration pursuant to this Section 1(b)(2) be reduced to less than 10% of the aggregate number of securities included in the registration.

                  (c) The Company shall provide each Registering Stockholder, each underwriter participating in any disposition pursuant to such registration and their respective representatives reasonable opportunity for due diligence in connection with each registration of Registrable Shares of the Registering Stockholder pursuant to this Section 1.

                  (d) At the request of one or more of the Registering Stockholders or the Company in connection with any registration pursuant to this
Section 1, the Company and the requesting Registering Stockholders shall enter into an appropriate underwriting agreement with respect to the Registrable Shares of the Registering Stockholders containing terms and provisions customary in agreements of that nature, including provisions with respect to expenses substantially the same as those set forth in Section 2 and provisions with respect to indemnification and contribution substantially the same as those set forth in Section 3.

                  (e) Notwithstanding anything herein to the contrary, the Company shall not be required to include in any registration pursuant to this
Section 1 any Registrable Shares owned by a Registering Stockholder (1) if the Company shall deliver to the Registering Stockholder an opinion, satisfactory in form, scope and substance to the Registering Stockholder and addressed to the Registering Stockholder by legal counsel satisfactory to the Registering Stockholder, to the effect that the distribution of Registrable Shares proposed by the Registering Stockholder is exempt from registration under the Securities Act and all applicable state securities laws or (2) if such Registering Stockholder or any underwriter of Registrable Shares shall fail to furnish to the Company the information in respect of the distribution of the shares that may be required under this Agreement to be furnished by the Registering Stockholder or the underwriter to the Company.

                  (f) Upon written notice to each Registering Stockholder, the Company may postpone effecting a registration pursuant to this Section 1 on one occasion during any period of nine consecutive months, may require other holders of shares registered pursuant to this Section 1 to refrain from disposing of the shares under the registration or may require Transaction Registering Stockholders to refrain from otherwise disposing of any shares of Equity Securities of the Company owned by them (whether pursuant to Rule 144 under the Securities Act or otherwise), in each case for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized

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national standing shall advise the Company and the Registering Stockholders in writing that effecting the registration or disposition would materially and adversely affect an offering of Equity Securities of the Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company.

                  (g) In the event the registration of Registrable Shares shall be required by this Section 1:

            (1) Each Registering Stockholder shall furnish, and shall cause each underwriter of the Registrable Shares of the Registering Stockholder to be distributed pursuant to the registration to furnish, to the Company in writing promptly upon the request of the Company the additional information regarding the Registering Stockholder or the underwriter, the contemplated distribution of the Registrable Shares and the other information regarding the proposed distribution by the Registering Stockholder and the underwriter that shall be required in connection with the proposed distribution by the applicable securities laws of the United States of America and the states thereof in which the Registrable Shares are contemplated to be distributed. The information furnished by any Registering Stockholder or any underwriter shall be certified by the Registering Stockholder or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration.

            (2) The Company shall prepare and file with the Securities and Exchange Commission the Registration Statement, including the Prospectus (as defined in Section 1(h)), under the Securities Act and as required under any applicable state securities laws, on the form that is then required or available for use by the Company to permit each Registering Stockholder, upon the effective date of the Registration Statement, to use the Prospectus in connection with the contemplated distribution by the Registering Stockholder of the Registrable Shares so registered. If any Registration Statement refers to any Registering Stockholder by name or otherwise as the holder of any securities of the Company, then the Registering Stockholder shall have the right to require, in the event that such reference to the Registering Stockholder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Registering Stockholder. The Company shall deliver to each Registering Stockholder, without charge, one executed copy of the Registration Statement and each amendment or post-effective amendment thereof and one copy of each document incorporated therein by reference. If the registration shall have been initiated solely by the Company or shall not have been initiated by the Registering Stockholder, the Company shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if the Company shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In all other cases, the Company shall use its best efforts to cause the Registration Statement to become

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      effective and, as soon as practicable after the effectiveness thereof, shall deliver to each Registering Stockholder evidence of the effectiveness and a reasonable supply of copies of the Prospectus. In addition, if necessary for resale by the Registering Stockholders, the Company shall qualify or register in such states as may be reasonably requested by each Registering Stockholder the Registrable Shares of the Registering Stockholder that shall have been included in the Registration Statement; PROVIDED that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request.

            (3) The Company shall use its best efforts to cause the Registration Statement and the Prospectus to remain effective or current, as the case may be, including the filing of necessary amendments, post-effective amendments and supplements, and shall furnish copies of such amendments, post-effective amendments and supplements to the Registering Stockholders, so as to permit distributions by the Registering Stockholders during the respective contemplated periods of distribution, but in no event longer than six consecutive months from the effective date of the Registration Statement; PROVIDED that the period shall be increased by the number of days that any Registering Stockholder shall have been required by
      Section 1(f) to refrain from disposing of the Registrable Shares owned by the Registering Stockholder in the distribution. During such respective contemplated periods of distribution, the Company shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares that shall have been included in the Registration Statement in accordance with the intended methods of disposition by the Registering Stockholders set forth in the Registration Statement, the Prospectus or the supplement, as the case may be. The Company shall not be deemed to have used its best efforts to cause the Registration Statement to remain effective during the applicable period if it voluntarily takes any action (other than an action required under applicable law) that would result in the Registering Stockholders not being able to dispose of the Registrable Shares during that period in accordance with the intended methods of disposition. The Company shall notify each Registering Stockholder, at any time when a prospectus with respect to the Registrable Shares is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Securities and Exchange Commission an amendment or supplement to the Registration Statement or the Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible

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      moment.  Notwithstanding anything in the foregoing to the contrary, the
      Company may at any time upon notice to each Registering Stockholder terminate the effectiveness of the Registration Statement or upon notice to any Registering Stockholder withdraw from the Registration Statement the Registrable Shares of the Registering Stockholder if, in the opinion of counsel for the Company, there shall have arisen any legal impediment to the offer of the Registrable Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in the offer; PROVIDED that, promptly after those matters shall be resolved to the satisfaction of counsel for the Company, pursuant to this Section 1 the Company shall cause the registration of Registrable Shares formerly covered by the Registration Statement that were removed from registration by the action of the Company.

            (4) If requested by any Registering Stockholder or an underwriter, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission an amendment or supplement to the Registration Statement or the Prospectus containing such information as the Registering Stockholder or the underwriter requests to be included therein, including, without limitation, information with respect to the Registrable Shares being sold by the Registering Stockholder to the underwriter, the purchase price being paid therefor by such underwriter and other terms of the underwritten offering of the Registrable Shares to be sold in such offering.

            (5) Each Registering Stockholder shall report to the Company distributions made by the Registering Stockholder of Registrable Shares pursuant to the Prospectus and, upon written notice by the Company that an event has occurred as a result of which an amendment or supplement to the Registration Statement or the Prospectus is required, the Registering Stockholder shall cease further distributions pursuant to the Prospectus until notified by the Company of the effectiveness of the amendment or supplement. Each Registering Stockholder shall distribute Registrable Shares only in accordance with the manner of distribution contemplated by the Prospectus with respect to the Registrable Shares. Each Registering Stockholder, by participating in a registration pursuant to this Section 1, acknowledges that the remedies of the Company at law for failure by the Registering Stockholder to comply with the undertaking contained in this
      Section 1(g)would be inadequate and that the failure would not be adequately compensable in damages and would cause irreparable harm to the Company, and therefore agrees that undertakings made by the Registering Stockholder in this Section 1(g) may be specifically enforced.

            (6) The Company shall deliver to the Registering Stockholders, their counsel and the underwriters, if any, of Registrable Shares owned by Registering Stockholders to be distributed pursuant to such registration, the certificates, opinions of counsel and comfort letters that are customarily delivered in connection with underwritten public offerings.


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            (7)   The Company shall cooperate with each Registering Stockholder and each underwriter to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Shares to be sold under the Registration Statement, and enable such Registrable Shares to be in such denominations and registered in such names as the Registering Stockholder or the underwriter may request.

            (8) The Company shall use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
      Section 11(a) of the Securities Act.

            (9) The Company shall take all action required to cause the Registrable Shares to be listed on each national securities exchange on which the Common Stock shall then be listed, if any, and to be qualified for inclusion in the National Association of Securities Dealers Automated Quotation/Small Cap market ("NASDAQ/SMALL CAP").

                  (h) For the purposes of this Section 1, the following terms shall have the following meanings:

            (1) "REGISTRATION STATEMENT" means a registration statement filed by the Company in accordance with Section 1(g)(2), including exhibits and financial statements thereto, in the form in which it shall become effective and, in the event of any amendment thereto after the effective date of the registration statement, also means (from and after the effectiveness of the amendment) the registration statement as so amended;

            (2) "RULE 144 TRANSACTION" means a transaction involving the sale of Registrable Shares to a person other than an affiliate of the Company under circumstances in which all of the applicable conditions of Rule 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are satisfied; and

            (3) "PROSPECTUS" means the prospectus relating to the Registrable Shares owned by the Registering Stockholders included in a Registration Statement and, in the event of any amendment or supplement to the prospectus after the effective date of the Registration Statement, also means (from and after the effectiveness of the amendment or the filing with the Securities and Exchange Commission of the supplement) the prospectus as so amended or supplemented and, if a prospectus relating to the Registrable Shares shall be filed with the Securities and Exchange Commission pursuant to Rider 424 under the Securities Act, such prospectus.


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           SECTION 2.  EXPENSES.

                  (a) The Company shall bear all expenses of the following in connection with the registration of Registrable Shares pursuant to Section 1, whether or not any related Registration Statement shall become effective:

            (1) preparing, printing and filing each Registration Statement and Prospectus and each qualification or notice required to be filed under federal and state securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with a registration pursuant to Section 1;

            (2) all fees and expenses of complying with federal and state securities laws and the rules and regulations of the NASD;

            (3) furnishing to each Registering Stockholder one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Sections 1(g)(2) and 1(g)(3) to be so furnished, together with a like number of copies of each amendment, post-effective amendment or supplement;

            (4)   performing its obligations under Section 1(g)(6);

            (5) printing and issuing share certificates, including the transfer agent's fees, in connection with each distribution so registered; and

            (6) preparing audited financial statements required by the Securities Act and the rules and regulations thereunder to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Securities Act and the rules and regulations thereunder;

            (7) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

            (8) premiums or other expenses relating to liability insurance required by the Company or underwriters of the Registering Stockholders;

            (9) fees and disbursements of underwriters of the Registering Stockholders customarily paid by issuers or sellers of securities;

            (10) listing of the Registrable Shares on national securities exchanges and inclusion of the Registrable Shares in NASDAQ/Small Cap; and


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            (11)  fees and expenses of any special experts retained by the
      Company in connection with the registration.

                  (b) The Registering Stockholders shall bear all other expenses incident to the distribution by the respective Registering Stockholders of their Registrable Shares in connection with a registration pursuant to
Section 1, including without limitation the selling expenses of the Registering Stockholders, commissions, underwriting discounts, insurance, fees of counsel for the Registering Stockholders and their underwriters.

           SECTION 3.  INDEMNIFICATION

                  (a) The Company shall indemnify and hold harmless each Registering Stockholder participating in a registration pursuant to Section 1, each underwriter of any of the Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration, each partner in each Registering Stockholder, the officers and directors of the Registering Stockholder and the underwriter and each person, if any, who controls the Registering Stockholder, each partner in each Registering Stockholder or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Registering Stockholder and each other person indemnified pursuant to this Section 3(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company shall not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Registering Stockholder or underwriter for a Registered Stockholder specifically for use in the Registration Statement or the Prospectus.

                  (b) Each Registering Stockholder, by participating in a registration pursuant to Section 1, thereby agrees to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other person indemnified pursuant to this Section 3(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that this Section 3(b) shall apply only if (and only to the extent that)


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the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registering Stockholder specifically for use in the Registration Statement or the Prospectus; PROVIDED, FURTHER, that in no event shall the liability of a Registering Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by the Registering Stockholder upon the sale of the Registrable Shares giving rise to such indemnification obligations.

                  (c) If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any person indemnified under this Section 3, the indemnified person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense of the action or proceeding, including the employment of counsel satisfactory to the indemnified person and the payment of all expenses. The indemnified person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified person unless

            (1) the indemnifying party shall have agreed to pay those fees and expenses; or

            (2) the indemnifying party shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the action or proceeding; or

            (3) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified person, which firm shall be designated in writing by the indemnified person).

The indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceedings, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.

                  (d) If the indemnification provided for in this Section 3 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 3) in respect of losses, claims, damages, liabilities or expenses referred to in this Section 3, then each applicable indemnifying party, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and by these persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the person in connection with investigating or defending any action or claim. Notwithstanding in the foregoing to the contrary, no Registering Stockholder or underwriter shall be required to contribute any amount in excess of the amount by which (1) in the case of any Registering Stockholder, the net proceeds received by the Registering Stockholder the sale of Registerable Shares or (2) in the case of an underwriter, the total price at which the Registerable Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Registering Stockholder or underwriter, as the case may be, has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission. No person guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Each Registering Stockholder participating in a registration pursuant to Section 1 shall cause each underwriter of any of the Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration to agree in writing on terms reasonably satisfactory to the Company to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successors provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to the agreement for any legal or any other expense reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action; PROVIDED that the agreement shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the underwriter specifically for use in the Registration Statement or the Prospectus.

            SECTION 4.  TRANSFER RESTRICTIONS.

                  (a) The Stockholder acknowledges that the Company will issue and sell the Shares in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Stockholder represents that (1) it will acquire the Registrable Shares for investment and without any view toward distribution of any of the shares to any other person, (2) it will not sell or otherwise dispose of the Registrable Shares except in compliance with the registration requirements or exemption provisions under the Securities Act.

                  (b) Except as provided to the contrary in this Section 4, each certificate for Registrable Shares, and any certificate issued in exchange therefor or upon conversion, exchange or transfer thereof, shall bear legends to the effect stated in clauses (1) and (2) below:

            (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

            (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of May 29, 1995, a copy of which is on file at the office of the Secretary of the Company."

                  (c) The legend stated in Section 4(b)(1) shall be removed by delivery of one or more substitute certificates without such legend if either
(1) the related certificates are issued in connection with a sale registered under the Securities Act or (2) the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

                  (d) The legend stated in Section 4(b)(2) shall be removed by delivery of one or more substitute certificates without such legend at such time as the related securities are no longer subject to this Agreement.

           SECTION 5. FILINGS. The Company shall make all filings with the Securities and Exchange Commission required in order to make available to the holders of Registrable Shares the exemption from the registration requirements provided by Rule 144 (or any successor regulation) under the Securities Act.

           SECTION 6. MERGER, CONSOLIDATION, EXCHANGE, ETC. In the event, directly or indirectly, (1) the Company shall merge with and into, or consolidate with, or consummate a share exchange pursuant to the Colorado Business Corporation Act (or successor provisions or statutes) with, any other person, or (2) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other person, then, in each such case, proper provision shall be made so that such other person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such other person.

           SECTION 7.  OTHER AGREEMENTS.

                  (a) The Company, on behalf of itself and its Affiliates (other than a Registering Stockholder), agrees (1) not to effect any public sale or distribution of any securities similar to the Registrable Shares being registered pursuant to this Agreement or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (except (x) on Form S-4 or Form S-8 (or comparable form) or (y) as part of the Registration Statement; PROVIDED that with respect to clause (y) in the case of a registration pursuant to Section 1(a) the Registering Stockholder initiating the registration consents to such inclusion), or the commencement of a public distribution of Registrable Shares; (2) not to enter into any agreement inconsistent with any provision of this Agreement; (3) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any of the securities during the periods described in clause (1) of this Section 7(a), in each case including a sale in a Rule 144 Transaction (except as part of any such registration, if permitted); PROVIDED that the provisions of this Section 7(a) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

                  (b) If and to the extent requested by the Company in the case of a non-underwritten public offering and if and to the extent requested by the managing underwriter in the case of an underwritten public offering, the Registering Stockholder agrees not to effect any public sale or distribution of any securities similar to the securities being registered or any securities convertible into or exchangeable or exercisable for such securities during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration agreement).

            SECTION 8. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

           SECTION 9. NO WAIVERS; REMEDIES. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 10. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

           SECTION 11.  SUCCESSORS AND ASSIGNS.

                  (a) The Stockholder may assign to any transferee of any principal amount of the Parent Note or Registrable Shares its rights and delegate its obligations under this Agreement; provided that such transferee assignee shall accept those rights and assume those obligations for the benefit of the Company in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Stockholder", and all comparable references, shall be deemed to be references to the transferee, and the Stockholder shall be released from any obligation or liability under this Agreement with respect to the Registrable Shares so transferred.

                  (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns pursuant to Section 11(a).

           SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado. All rights and obligations of the Company and the Stockholder shall be in addition to and not in limitation of those provided by applicable law.

           SECTION 13. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

           SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

           SECTION 15. HEADINGS AND REFERENCES. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

           SECTION 16. ENTIRE AGREEMENT. Except as otherwise specifically provided in the following sentence, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents.

           SECTION 17. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive the Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

           SECTION 18. NON-EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to this Agreement may be brought in the courts of the State of Colorado or of the United States of America for the District of Colorado, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions.

           SECTION 19. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

           SECTION 20. AFFILIATE. Nothing contained in this Agreement shall constitute the Stockholder an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

                         ____________________________

            IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above in Denver, Colorado.


                                        INTERNET COMMUNICATIONS CORPORATION



                                        By:  /s/  THOMAS C. GALLEY
                                           --------------------------
                                            Name: Thomas C. Galley
                                            Title: President


                                        Address:    7100 East Belleview Avenue
                                                    Suite 201
                                                    Englewood, Colorado 80111


                                        Telecopy:   (303) 770-0588


                                        INTERWEST GROUP, INC.


                                        By:  /s/  J.E. Shamas
                                           -------------------------------
                                            Name: J.E. Shamas
                                            Title: President


                                        Address:    12201 East Arapahoe Road
                                                    Suite C10
                                                    Englewood, Colorado 80112


                                        Telecopy:   (303) 792-0227



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